EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-106407 and 333-116607) on Form S-8 of I/OMagic Corporation of our report dated February 24, 2006 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of I/OMagic Corporation for the year ended December 31, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

March 31, 2006